UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 14, 2005

Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Third Avenue, New York, NY 10017
(Address of principal executive offices, including zip code)

(212) 351-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

        On February 3, 2005, Hudson Highland Group, Inc. (the “Company”) announced that its Board of Directors had approved a two-for-one stock split of the Company’s outstanding shares of common stock, $.001 par value per share (“Common Shares”), in the form of a 100% stock dividend of Common Shares effective for the stockholders of record on February 14, 2005 and payable on February 25, 2005 (the “Stock Split”).

        The Company is filing this Current Report on Form 8-K to satisfy the requirements of Rule 416(b) under the Securities Act of 1933, as amended, regarding its Registration Statement on Form S-4 (Registration No. 333-119563) (the “Registration Statement”) filed with the Securities and Exchange Commission on October 6, 2004 registering 675,000 Common Shares for issuance by the Company from time to time in connection with acquisitions of businesses, assets or securities of other companies whether by purchase, merger or any other form of acquisition or business combination.

        In accordance with Rule 416(b) under the Securities Act of 1933, as amended, the Registration Statement is hereby deemed to be amended to increase the number of Common Shares registered thereunder to 1,350,000 to cover the additional Common Shares resulting from the application of the Stock Split to the registered Common Shares remaining available for issuance under the Registration Statement as of February 14, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.
Date: February 16, 2005	By: /s/ Richard W. Pehlke
Richard W. Pehlke
Executive Vice President and
Chief Financial Officer